                                                                  EXHIBIT 10.4.4


                              PRINCIPAL'S AGREEMENT

         This PRINCIPAL'S AGREEMENT dated as of May 22, 2003 by LODGIAN, INC., a Delaware corporation with an address at 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia 30326 ("Principal"), to and for the benefit of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at 399 Park Avenue, New York, New York 10022 ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Lender has this day made a loan to Lodgian Denver LLC, Lodgian North Miami LLC, Lodgian Coconut Grove LLC, Lodgian Augusta LLC, Lodgian Florence LLC, Lodgian Fort Mitchell LLC, Lodgian Lafayette LLC, Lodgian Merrimack LLC, Lodgian Hamburg LLC, Lodgian Syracuse LLC, Lodgian Cincinnati LLC, Lodgian Tulsa LLC, Lodgian Jackson LLC, Lodgian Memphis LLC, Lodgian Colchester LLC, Lodgian Bridgeport LLC, Lodgian Fairmont LLC, and Lodgian Morgantown LLC, each a Delaware limited liability company (collectively "Borrower") in the original principal amount of $80,000,000.00 (the "Loan");

         WHEREAS, the Loan is evidenced by a Consolidated, Amended and Restated Mortgage Note made by Borrower (as the same may be amended, restated, extended or modified, the "Note") and is secured by, among other things, a first mortgage, deed of trust or deed to secure debt lien on fee and leasehold interests, as applicable, in the real property and improvements more particularly described on Schedule A hereto (the "Premises"; the Note and all other documents and instruments executed by one or more entities comprising Borrower and/or Lodgian, Inc., in any capacity, in connection with the Loan, collectively, the "Loan Documents");

         WHEREAS, each of the entities comprising Borrower is a special purpose entity, created solely to own the Premises and to enter into the transactions contemplated in the Loan Documents;

         WHEREAS, except as specifically set forth therein, the Note evidences the joint and several non-recourse liability of Borrower and, except as expressly provided therein to the contrary, Lender's recourse under the Loan Documents is limited to Borrower's interest in and to the Premises (the liability arising by reason of Section 10 of the Note, collectively, the "Recourse Liability");

         WHEREAS, Principal has agreed to guarantee the payment of operating expenses and other costs of the operations of the Mortgaged Property for the period commencing on the date hereof through May 31, 2003 (the "May Operating Expenses");

         WHEREAS, Principal is the indirect 100% owner of Borrower, and Principal expects to derive substantial economic benefit from the Loan; and

         WHEREAS, as a material condition to making the Loan and accepting the Loan Documents Lender has required Principal, and Principal has agreed, to guaranty the Recourse Liability and the May Operating Expenses.

         NOW, THEREFORE, in consideration of Ten ($10.00) Dollars, the Loan, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Principal agrees as follows:

         1. Principal hereby absolutely and unconditionally guaranties the prompt satisfaction and discharge of any and all Recourse Liability and May Operating Expenses without defense, offset, counterclaim or right of subrogation, each of which is hereby waived. This Agreement is and shall be construed as a continuing, absolute and unconditional guaranty of payment, and not as a guaranty of collection. It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Principal hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note or the other Loan Documents, a true copy of each of which documents Principal hereby acknowledges having received and reviewed.

         2. (a) Principal hereby waives: (i) notice of acceptance of this Agreement by Lender and of presentment, demand, protest, notice of protest and of dishonor, notice of default and all other notices of every kind or nature now or hereafter provided by agreement or available at law (it being understood that this Section 2(a)(i) is not a waiver by Borrower of its rights to receive notice pursuant to the Loan Documents); (ii) the pleading of any statute of limitations as a defense to the obligations hereunder; and (iii) any right to require or compel Lender, prior to exercising its rights hereunder to first proceed against Borrower or any security for the Loan, or to pursue any other remedy available to Lender. Lender's failure to exercise, or delay in exercising, any right or power hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Principal acknowledges that if there shall occur any Recourse Liability or May Operating Expenses that have not been paid when due, Lender may seek recovery therefor, and may exercise any remedies it may have, against Principal with the same force and effect as if Principal were a primary obligor under the Note and the other Loan Documents.

         (b) Principal further agrees that the validity of this Agreement and the obligations of Principal hereunder shall in no way be terminated, affected or impaired by reason of: (i) the assertion by Lender of any rights or remedies which it may have under or with respect to the Note or the other Loan Documents, against any person obligated thereunder or against the owner of the Premises; (ii) any failure to file or record any of the Loan Documents or to take or perfect any security intended to be provided thereby; (iii) the release or exchange of the Premises or any other collateral for the Loan; (iv) the commencement of a case under the Bankruptcy Code, 11 U.S.C. ss. 101 et seq., as amended from time to time (the "Bankruptcy Code"), by or against any person obligated under the Note or the other Loan Documents, or the dissolution or corporate reorganization of any Principal; or (v) any payment made on the Debt (as such term is defined in the Note) or any other indebtedness arising under the Note or the other Loan Documents, whether made by Borrower or Principal or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Principal hereunder. It is further understood that if Borrower shall


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

have taken advantage of, or be subject to the protection of, any provision of the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which, under the terms of the Loan Documents, the Debt shall become due and payable, Lender may, as against Principal, nevertheless, declare any Recourse Liability or May Operating Expenses due and payable, and enforce any and all of its rights and remedies provided for herein.

         (c) Principal further covenants: (i) that this Agreement shall remain and continue in full force and effect as to any modification, extension or renewal of the Note or any of the other Loan Documents; (ii) that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Loan Documents or other collateral for the Loan; and (iii) that other indulgence or forbearance may be granted under any or all of the Loan Documents, without notice to or further consent of Principal.

         3. Principal will not convey, transfer or assign, directly or indirectly, any material portion of its property of any nature, whether real, personal or mixed, tangible or intangible, or any interest therein, for less than full and fair consideration.

         4. Any indebtedness of Borrower to Principal now or hereafter existing (including, without limitation, any rights of subrogation Principal may have as a result of any payment by Principal under this Agreement), together with any interest thereon, shall be, and such indebtedness is hereby, deferred, postponed and subordinated to the prior payment in full of the Debt. Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code which interest the parties agree shall remain a claim that is prior and superior to any claim of Principal notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Principal agrees not to accept any satisfaction or payment of any kind of indebtedness of Borrower to Principal and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Principal shall now or at any time in the future comprise more than one person, firm or corporation, Principal agrees that until such payment in full of the Debt: (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender; (b) no one of them will take any action to exercise or enforce any rights to such contribution; and (c) if any one of them should receive any payment, satisfaction or security for any indebtedness of Borrower to any Principal or for any contribution by the others of them for payment made hereunder by the recipient to Lender, such payment, satisfaction or security shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt and until so delivered shall be held in trust for Lender as security for the Debt.

         5. Principal hereby represents and warrants that it has obtained all requisite consents and approvals and that it has full power and authority to execute and deliver this Agreement.

         6. PRINCIPAL HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR ANY OTHER STATE AND COUNTY IN WHICH ANY PORTION OF THE PREMISES IS LOCATED, OR


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

FEDERAL COURT SITTING IN NEW YORK COUNTY, OR ANY OTHER COUNTY IN WHICH ANY PORTION OF THE PREMISES IS LOCATED, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. LENDER MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF NEW YORK, NEW YORK COUNTY, OR ANY OTHER STATE AND COUNTY IN WHICH ANY PORTION OF THE PREMISES IS LOCATED OR THE UNITED STATES OF AMERICA, FEDERAL DISTRICT COURT HAVING JURISDICTION OVER NEW YORK COUNTY, OR ANY OTHER COUNTY IN WHICH ANY PORTION OF THE PREMISES IS LOCATED, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. PRINCIPAL HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

         7.       Principal hereby irrevocably appoints Cadwalader, Wickersham
& Taft LLP, 100 Maiden Lane, New York, New York 10038, Attn: Robert McDonough, Esq., as its authorized agent to accept and acknowledge, on behalf of Principal, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 6 hereof in any State or Federal court within New York County. If such agent shall cease so to act, Principal shall irrevocably designate and appoint without delay another such agent satisfactory to Lender, and shall promptly deliver to Lender written evidence of such other agent's acceptance of such appointment.

         8. Process in any suit, action or proceeding of the nature referred to in Section 6 hereof may be served: (a) by registered or certified mail, postage prepaid, to Principal at the address set forth above or to such other address of which Principal shall have given Lender written notice; or (b) if Principal shall not have made an appearance within 21 days after service in accordance with clause (a) of this Section, by hand delivery to the agent identified in Section 7 hereof, or such successor agent as shall have been identified in accordance with Section 7 hereof. Nothing in this Section shall affect the Lender's right to serve process in any manner permitted by law, or limit Lender's right to bring proceedings against Principal in the courts of any other jurisdiction.

         9. This Agreement constitutes the entire agreement between Principal and Lender with respect to the matters referred to herein, and no modification or waiver of any of the terms hereof shall be effective unless in writing, signed by the party to be charged with such modification or waiver.

         10. This Agreement shall inure to the benefit of Lender and any subsequent holder of the Loan Documents and shall be binding upon Principal, its successors and assigns.

         11. This Agreement shall be governed by the laws of the State of New York, without regard for conflicts of laws principles or otherwise.

         12. (a) Lender may, at any time, sell all or a portion of the Loan evidenced by all or a portion of the Loan Documents to a party who may pool the Loan with a number of other loans and to have the holder of such loans grant participations therein or issue one or more classes of Mortgage Backed, Pass-Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). The Securities may be rated by one or more national rating agencies. In



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

connection therewith, Principal agrees to make available to Lender all information concerning its business and operations which Lender reasonably requests; provided, however, information with respect to Principal shall be shared only to the extent such information is publicly available. Lender may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Securities. The information provided by Borrower or Principal to Lender with respect to Principal (with respect to Principal, information only to the extent that it is publicly available) may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to various investors. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Principal. Without limiting the foregoing, Lender may sell or assign any or all servicing rights with respect thereto.

         (b) Lender shall have the right, at any time in its sole and absolute discretion, to split and sever the Loan into two or more separate loans with the same or differing priorities, each secured by liens on some or all of the Mortgaged Property, to sell participations in the Loan to third parties or sell, assign, pledge or otherwise hypothecate the Loan or one or more severed portions of the Loan to third parties. Principal shall execute and deliver all such instruments, documents and other papers, and do or cause to be done all such acts and things as Lender may reasonably request in order to effect such splitter and severance or participation. In connection with any participation, Principal agrees to make available to Lender all information concerning its business and operations which Lender reasonably requests and Lender may share such information and any other information in Lender's possession concerning Principal with prospective participants and other third-party advisory firms involved with such activities.

         (c) Principal shall cooperate with Lender in Lender's efforts with respect to any sale, securitization, pooling, split, severance or hypothecation of the Loan described in this Section by executing and delivering all such documents, certificates, instruments and other things reasonably necessary to evidence or confirm Principal's obligations hereunder, and in no such event shall the Debt or Principal's obligations hereunder be increased, or Principal's rights hereunder be decreased, as a result thereof, nor shall Principal be required to pay additional expense. Lender shall pay all of Principal's actual out-of-pocket expenses and third-party costs (including attorneys' fees and expenses associated therewith).

         (d) Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Lender's request, Principal shall provide an estoppel certificate to purchaser or a prospective purchaser in such form, substance and detail as Lender, or such purchaser or prospective purchaser may require.

         13. Without limiting any of the foregoing, Principal shall be obligated to pay, and shall pay, the May Operating Expenses as they come due. With respect to the May Operating Expenses only, Principal shall be entitled to repayment of May Operating Expenses actually paid by Principal if, and only to the extent of, (i) as measured on June 10, 2003, there are funds contained in the Lockbox (as defined in and in accordance with that certain Lockbox Agreement and Security Agreement dated as of the date hereof among Lender, Borrower and Loan servicer named therein) in respect of revenue derived from the Mortgaged Property in and in respect of the calendar month of May 2003, (ii) there are funds in excess of amounts required to be deposited in the accounts listed in
Section 2(c)(i) - (vi) of the Loan Agreement during the month of June, 2003; and
(iii) to the extent of May Operating Expenses actually paid by


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

Principal. The amount of repayment, if any, shall be determined on or about June 30, 2003 and repayment made as soon as practicable thereafter. Thereafter, right of Principal or any other party to receive any reimbursement in respect of the May Operating Expenses shall be extinguished, and Principal or any other party in interest shall not be entitled to any further reimbursement with respect thereto.


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

         IN WITNESS WHEREOF, Principal has executed this Agreement as of the day and year first above written.

                                     LODGIAN, INC.


                                     By:/s/ Daniel E. Ellis
                                        ---------------------------------------
                                     Name:  Daniel E. Ellis
                                     Title:  Vice President and Secretary








STATE OF NEW YORK     )
                      )  ss.
COUNTY OF NEW YORK    )

                  On the 20th day of May in the year 2003 before me, the undersigned, personally appeared Daniel E. Ellis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of New York.

(Notarial Seal)                      /s/ Ellen Warren
                                     -------------------------------------------
                                     Notary Public


ELLEN WARREN
NOTARY PUBLIC, STATE OF NEW YORK
NO. 31-4847374
QUALIFIED IN NEW YORK COUNTY
COMMISSION EXPIRES:  JULY 31, 2005



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                                   SCHEDULE A

                                List of Premises


Marriott Hotel - 238                  Courtyard - 90                      Fairfield Inn - 105
#0707 DIA                             #1515 LAF                           #4205 JTN
16455 East 40th Circle                214 E. Kaliste Saloom Rd.           535 Wiley Parker Rd.
Aurora, CO 80011                      Lafayette, LA 70508                 Jackson, TN 38305

Mayfair House - 179                   Fairfield Inn - 116                 Holiday Inn Sycamore - 173
#1178 MAY                             #2828 MMK                           #4242 MHI
3000 Florida Ave.                     4 Amherst Rd                        6101 Shelby Oaks Dr.
Miami, FL 33131                       Merrimack, NH 03054                 Memphis, TN 38134

Holiday Inn N. Miami - 98             Holiday Inn - 130                   Fairfield Inn - 117
#1183 MHJ                             #3398 HAM                           #4545 BVT
12210 Biscayne Blvd.                  5440 Camp Rd.                       84 South Park Drive
Miami, FL 33181                       Hamburg, NY 14075                   Colchester, VT 05446

Fairfield Inn - 117                   Holiday Inn - 152                   Holiday Inn - 159
#1265 AUG                             #3348 SYR                           #4899 CWV
201 Boy Scout Rd.                     100 Farrell Rd.                     100 Lodgeville Rd.
Augusta, GA 30909                     Syracuse, NY 13209                  Clarksburg, WV 26330

Holiday Inn - 105                     Holiday Inn Downtown - 243          Holiday Inn - 106
#2050 FHI                             #3535 CND                           #4800 FWV
8050 Holiday Place                    800 West 8th St.                    I-79 and Old Grafton Rd.
Florence, KY 41042                    Cincinnati, OH 45203                Fairmont, WV 26554

Holiday Inn - 214                     Courtyard - 122                     Holiday Inn - 147
#2020 CNS                             #3636 TUL                           #4848 MWV
2100 Dixie Hwy                        3340 South 79th East Ave.           1400 Saratoga Ave.
Ft. Mitchell, KY 41011                Tulsa, OK 74145                     Morgantown, WV 26505


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